                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K


                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 Date of Report (Date of earliest event reported):
                               September 16, 1999


                              PUROFLOW INCORPORATED
              ------------------------------------------------------
              (Exact name of Registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


         0-5622                                         13-1947195
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


          16559 Saticoy Street, Van Nuys, California  91406-1739
          -------------------------------------------------------
          (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (818) 756-1388

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Item 5.  Other Events.

     On September 16, 1999, Puroflow Incorporated, a Delaware corporation (the "Company") and its Board of Directors entered into a Settlement Agreement and Release (the "Settlement Agreement") with Steel Partners II, L.P., a Delaware limited partnership ("Steel Partners"), Warren G. Lichtenstein, Steven Wolosky, James Benenson, Jr., Robert Frankfurt, Steel Partners, L.L.C., a Delaware limited liability company, and the Full Value Committee, pursuant to which Steel Partners agreed to cease its solicitation of proxies for its own proposed state of directors at the 1999 annual meeting of stockholders (the "Annual Meeting") in exchange for, among other things, Board representation. The Board of Directors also announced the postponement of the 1999 annual meeting of stockholders from Wednesday, October 13, 1999 to Thursday, October 21. The record date will remain Monday, August 30.

     Pursuant to the terms of the Settlement Agreement, which will expire by its terms after the 2000 annual meeting of stockholders (which will be called on or before July 31, 2000), and the Company's By-laws, on September 16, 1999 the then existing Board of Directors of the Company, consisting of Reuben M. Siwek, Michael H. Figoff, Robert A. Smith and Dr. Tracy Kent Pugmire, increased the size of the Board from four to seven members, and appointed three representatives from Steel Partners to fill the vacancies on the Board which were created by such expansion. Those representatives were Warren G. Lichtenstein, Robert Frankfurt and Steven Wolosky. In addition, pursuant to the terms of the Settlement Agreement and the Company's By-laws, on September 16, 1999, the newly constituted seven member Board of Directors agreed to decrease the number of persons to serve on the Board after the Annual Meeting from seven to five, and the new seven member Board nominated Michael H. Figoff, Robert A. Smith, Dr. Tracy Kent Pugmire, Warren G. Lichtenstein and Robert Frankfurt for election to the Board at the Annual Meeting. Reuben M. Siwek and Steven Wolosky have agreed not to stand for re-election to the Board of Directors, although Mr. Siwek shall serve as Chairman-Emeritus of the Board following the Annual Meeting. The Board of Directors and Steel
Partners each agreed to vote their shares of the Company's common stock in favor of the new five-person slate of nominees to be presented at the Annual Meeting. The Company expects to mail its amended definitive proxy statement to stockholders on or about September 24, 1999.

     In addition, pursuant to the Settlement Agreement the Company and Steel Partners agreed to dismiss their respective lawsuits against one another in California and Delaware, without prejudice. The Company also agreed to amend its Shareholder Rights Plan (the "Rights Plan"), adopted on May 28, 1999, to increase the beneficial ownership threshold that would trigger the Rights (as defined in the Rights Plan) from 17.5% to 20% (the "Amendment"). Such Amendment was consummated on September 16, 1999. The Company further agreed under the Settlement Agreement to reimburse Steel Partners for actual out-of-pocket expenses incurred by Steel Partners for outside services in connection with its previous solicitation of proxies, the maintenance and defense of the lawsuits in Delaware and California, respectively, and the preparation of the Settlement Agreement, up to $50,000.

     The foregoing descriptions of the Settlement Agreement and the Amendment are qualified in their entirety by reference to the Settlement Agreement and Amendment No. 1 to Rights Agreement between the Company and Continental Stock Transfer & Trust Company, as rights agent, and the exhibits thereto.

Item 7.  Exhibits.

 4.1 Amendment No. 1 to Rights Agreement, dated as of September 16, 1999, between Puroflow Incorporated and Continental Stock Transfer & Trust Company.

10.1 Settlement Agreement and Release dated September 16, 1999, by and between, among others, Puroflow Incorporated and Steel Partners II, L.P.

99.1     Press release of Puroflow Incorporated dated September 17, 1999.



                                       2

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PUROFLOW INCORPORATED


                                       By: /s/ Michael H. Figoff
                                          -------------------------------------
                                          Michael H. Figoff
                                          President and Chief Executive Officer


Dated:September 22, 1999



                                       3

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                                 EXHIBIT INDEX


Exhibit                       Description                                    Page
-------                       -----------                                    ----
  4.1              Amendment No. 1 to Rights Agreement, dated as of            --
                   September 16, 1999, between Puroflow Incorporated and
                   Continental Stock Transfer & Trust Company.

 10.1              Settlement Agreement and Release dated September 16,        --
                   1999, by and between, among others, Puroflow
                   Incorporated and Steel Partners II, L.P.

 99.1              Press release of Puroflow Incorporated dated                --
                   September 17, 1999.
